Exhibit 10.12

Shanghai Housing Lease Contract

(Contract Number:                    )

Parties to the Contract:

Landlord (Party A): Shanghai Dongfang Weijing Cultural Development Co., Ltd.

Tenant (Party B): TeleNav Information Technology (Shanghai) Co., Ltd.

In accordance with the Contract Law of the People’s Republic of China and the Regulations on Leasing of Shanghai Municipality (hereinafter “the Regulations”), Party A and Party B, after consultations and on the principles of equality, voluntariness, fairness and good faith, have the following agreement with regard to Party B’s lease of Party A’s Premises:

1. Basic Information of the Premises

1-1 The Housing to be leased by Party A to Party B is located on floors 9, 10 and 11 of No. 333, Xian Xia Road, Changning District, Shanghai (hereinafter “the Premises”). With a lease area of 4,494 square meters, the Premises are reinforced concrete, and shall be used as office. The floor plan of the Premises is specified in Appendix 1 to this Contract.

1-2 As the owner of the Premises, Party A establishes a lease relationship with Party B. Party A owns the relevant rights to the Premises (See Appendix 4 to this Contract), and has the rights to lease the Premises to Party B and has completed all relevant formalities and filings. Prior to the signature of this Contract, Party A has notified Party B that the Premises have been mortgaged. Party A warrants that the Premises conform to the State’s relevant standards and requirements in terms of their architectural structure and quality.

1-3 The use scope, conditions and requirements of the common area or jointly used area of the Premises, the existing decorations, ancillary facilities and equipment thereupon, and the decorations and ancillary facilities to be made thereupon by Party B with Party A’s consent and the standards thereof, and other relevant matters shall be specified in Appendices 2 and 3 to this Contract. Party A and Party B agree that the Appendices shall be the acceptance basis for Party A’s making the Premises available to Party B and Party B’s returning the Premises to Party A upon the termination of this Contract.

2. Use of Premises

2-1 Party B covenants to Party A that the Premises shall be used for office purposes; and Party B shall comply the State’s and municipal regulations concerning the use and lease of housing and property management.

2-2 Party B warrants that, during the lease term, it will not modify the above agreed purposes without the written consent of Party A and prior approval required by the relevant authorities in accordance with the related regulations.

3. Delivery Date and Lease Term

3-1 Party A and Party B agree that Party A shall deliver the Premises to Party B prior to (See Supplementary Provisions). The lease term of the Premises shall be (See Supplementary Provisions).

3-2 Upon expiration of the lease term, Party A has right to take back the Premises, and Party B shall return the Premises as scheduled. In the event that Party B needs to renew the lease, it shall submit a written request for an extension of two years to Party B six months prior to the expiration of the lease term. With the approval of Party A, a new lease contract shall be signed, and the two parties shall consult and agree on the renewal rent based on the prevalent market price at that time.

4. Rental, and Method and Time of Payment

4-1 Party A and Party B agree that the daily rental for the Premises is RMB      Yuan/Day/Sq.M (See Supplementary Provisions). The monthly rental shall be RMB      Yuan (See Supplementary Provisions) (In Words).

The rental shall remain unchanged for      (year(s)/month(s)) (See Supplementary Provisions). Starting from      (Year/Month) (See Supplementary Provisions), the two parties may negotiate and adjust the rental. Matters relating to the adjustment shall be set forth in the Supplemental Provisions.

4-2 Party B shall pay Party A the rental prior to      each month (See Supplemental Provisions). If payment is delayed, Party B shall pay the liquidated damages equal to      of the daily rental for each day delayed.

4-3 Party B shall pay the rental as follows: (See Supplemental Provisions).

5. Deposit and Other Fees

5-1 Party A and Party B agree that, when Party A delivers the Premises, Party B shall deposit with Party A the sum of      months’ rental (See Supplemental Provisions), ie. RMB      Yuan (See Supplemental Provisions) as the security deposit.

Upon receiving the security deposit, Party A shall issue a receipt to Party B.

Upon expiration of the lease term, the security deposit remaining after the relevant fees payable by Party B are deducted shall be returned to Party B without interest.

5-2 During the lease term, any electricity, communications, equipment, property management expenses and parking fees that arise in connection with the use of the Premises shall be paid by Party B.

5-3 The calculation or allocation, and time and method of payment, of the above expenses payable by Party B are specified in      (See Supplemental Provisions).

6. Use and Repairs Responsibilities

6-1 If during the lease term, Party B finds that the Premises and the ancillary facilities are damaged or that they are not working properly, it shall promptly notify Party A; and Party A shall make repairs within      day(s) (See Supplemental Provisions) after receiving Party B’s notice. If repairs are not made within the specified time, Party B shall make repairs on Party A’s behalf, and the relevant expenses shall be paid by Party A.

6-2 During the lease term, Party B shall use the Premises in a reasonable manner and protect the Premises and the ancillary facilities. If the Premises and the ancillary facilities are damaged or break down due to Party B’s improper or unreasonable use, Party B shall make the repairs. If Party B declines to repair, Party A may make repairs on Party B’s behalf, and the relevant expenses shall be paid by Party B.

6-3 During the lease term, Party A warrants that the Premises and the ancillary facilities are in normally usable and secure condition. Before inspecting and maintaining the Premises, Party A shall notify Party B      day(s) (See Supplemental Provisions) in advance. Party B shall cooperate in the inspection and maintenance. Party A shall make every effort to reduce the effect of the inspection and maintenance on the use of the Premises by Party B.

6-4 Except as provided in Appendix 3 to the Contract, if Party B needs to make separate decorations or add any ancillary facility and equipment, it shall obtain the written consent of Party A in advance; if the approval of the relevant authorities is required, it may start making decorations or adding the facility and equipment upon the approval by the authorities. The added facilities and equipment and the responsibility for maintenance thereof shall be separately agreed upon by Party A and Party B.

7. Condition of the Premises When Returned

7-1 Unless Party A agrees to extend the lease term, Party B shall return the Premises upon expiration of the lease term of the Contract. If Party B delays in returning the Premises, for each day of delay, Party B shall pay Party A an occupancy fee equal to      (See Supplementary Provisions) Yuan/Sq. M (RMB).

7-2 The Premises returned by Party B shall be in a normal condition after proper use. The return of the Premises shall be accepted and acknowledged by Party A, and the parties shall settle the relevant expenses to be paid by them respectively.

8. Sublease, Assignment and Exchange

8-1 Unless Party A has agreed to Party B’s sublet as set forth in the Supplementary Provisions to the Contract, Party B must, during the lease term, first obtain the written consent of Party A before Party B sublets the Premises in whole or in part to a third party.

8-2 In the event that Party B sublets the Premises, it shall enter into a sublet contract with the subtenant and go through the recording and filing formalities at the real estate trading center of the district or county or farm system where the Premises are located.

8-3 During the lease term, if Party B subleases the Premises to a third party or exchanges the Premises for a house rented by a third party, it must first obtain the written consent of Party A. Upon sublease or exchange, the sub-lessee or exchanger shall enter into an amendment to change the parties hereto and continue to perform the Contract.

8-4 If Party A desires to sell the Premises during the lease term, it shall notify Party B in writing three months in advance. Party B shall have the right of first refusal under equal conditions.

9. Termination

9-1 Party A and Party B agree that, during the lease term, the Contract shall be terminated if any of the following circumstances occurs, and neither party shall be liable:

(1) the use right of the land where the Premises stand is revoked prior to the prescribed time;

(2) the Premises are legally expropriated for societal public interests;

(3) the Premises are to be demolished according to law by virtue of urban construction;

(4) the Premises are damaged, destroyed or are considered dangerous due to force majeure;

(5) Party A has informed Party B that a mortgage has been created on the Premises prior to the lease and that the Premises now have been disposed.

9-2 Party A and Party B agree that either party may notify the other party in writing to terminate the Contract if any of the following circumstances occurs. The breaching party shall pay the non-breaching party liquidated damages equal to      time(s) of the monthly rental (See Supplemental Provisions); if the non-breaching party sustained any losses and the liquidated damages are not sufficient to cover them, the breaching party shall pay the discrepancy:

(1) Party A defaults in the delivery of the Premises as scheduled and fails to deliver them within thirty days after Party B requests Party A to make delivery;

(2) the Premises delivered by Party A do not conform to the Contract so that the lease purpose cannot be achieved; or the Premises delivered by Party A are defective or pose a safety threat to Party B;

(3) Party B uses the Premises for any other purposes without the written consent of Party A and thus causes damage to the Premises;

(4) the main structure of the Premises is damaged due to Party B’s reason;

(5) Party B sublets, subleases the Premises or exchanges the Premises for a house rented by a third party without Party A’s authorization;

(6) Party B defaults in the payment of the rental for more than one month;

10. Default liability

10-1 If the Premises are defective when delivered, Party A shall make repairs within thirty days after delivery; if repairs are not made within the specified time, Party A agrees to reduce the rental and amend the relevant provisions concerning the rental. If Party B suffers any losses as a result of the defect, Party A agrees to compensate Party B for the losses.

10-2 If Party A fails to inform Party B that the Premises have been mortgaged or that the right to transfer the title to the Premises is restricted and thus causes losses to Party B, Party A shall be liable for compensation.

10-3 If during the lease term, Party A fails to perform his repair and maintenance obligations specified in the Contract and thus damages the Premises and causes property losses or personal injuries to Party B, Party A shall be liable for compensation.

10-4 If during the lease term, Party A terminates the Contract without Party B’s authorization and takes back the Premises prior to the expiration of the lease term, Party A shall pay Party B liquidated damages in the amount of twice the rental for the days to the expiration of the lease term. If the liquidated damages paid by Party A are not sufficient to cover Party B’s losses, Party A shall be liable for the difference.

10-5 If Party B makes decorations or adds ancillary facilities without the written consent of Party A or exceeding the scope and requirements consented by Party A, Party A may request Party B to restore the Premises to the original condition and compensate for the losses.

10-6 If during the lease term, Party B terminates the lease in violation of the Contract, Party B shall pay Party A liquidated damages in the amount of twice the rental for the days to the expiration of the lease term. If the liquidated damages paid by Party A are not sufficient to cover Party A’s losses, Party B shall be liable for the compensation. Party A may deduct the difference from the security deposit. If the security deposit is not sufficient, the deficiency shall be paid by Party B.

11. Miscellaneous

11-1 If during the lease term, Party A intends to mortgage the Premises, it shall notify Party B in writing. In addition, Party A warrants to Party B that,      days (See Supplemental Provisions) before the Premises are disposed of by the relevant parties by conversion of the property into money or sale, Party B’s opinion shall be sought as to whether he desires to purchase the Premises.

11-2 The Contract shall come into force as the date when the two parties sign and seal it. Within sixty days after the Contract becomes effective, Party A shall undertake the recording and filing formalities at the real estate trading center of the district, county or farm system where the Premises are located, and receive a certificate of housing lease recording and filing. If after the filing of the Contract, the Contract is amended or terminated, Party B shall go through the recording change or termination formalities at the original recording authorities within fifteen days after the Contract is amended or terminated. If a legal dispute arises as a result of Party A’s failure to undertake the housing lease recording and filing formalities or recording change or termination formalities, Party A shall be liable for all consequences. If Party B suffers any losses as a result therefrom, Party A agrees to compensate for the losses thus incurred to Party B.

11-3 Matters not covered herein shall be set forth in Supplemental Provisions agreed by Party A and Party B. The Supplemental Provisions and Appendices hereto shall constitute an integral part of the Contract, the Contract together with the Supplemental Provisions shall have the equal efficacy with the words and stamped characters in the blanks in Appendices.

11-4 Party A and Party B clearly understand their respective rights, obligations and responsibilities at the time of signing the Contract and are willing to strictly comply with the Contract. If a party breaches the Contract, the other party may seek compensation in accordance with the Contract.

11-5 If any dispute arises between Party A and Party B during the performance of the Contract, they shall settle it through consultations; if the agreement cannot be reached, the two parties agree that either party may file a lawsuit at the people’s court.

11-6 The Contract, along with the Appendices, is made in four copies, of which, Party A and Party B shall each retain two copies, and each copy is equally authentic.

Supplemental Provisions

These Supplemental Provisions are a supplement to Shanghai Housing Lease Contract entered into by and between Party A and Party B (hereinafter “the Main Contract”), and the Main Contract, its various Schedules and Appendices are collectively referred to as “the Contract”. If there is any conflict among the Main Contract, the Supplemental Provisions, the Schedules, and the Appendices, the Supplemental Provisions, the Schedules, and the Appendices shall prevail.

12.1	Article 1-1 hereof is supplemented as follows:

(1) The Premises to be leased by Party A to Party B under the Contract are located on floors 9, 10 and 11, the entire floors, (the nominal floors correspond with the actual floors), No. 333, Xian Xia Road, Changning District, Shanghai (referred to as “Floor 9”, “Floor 10” and “Floor 11” in the Schedules).

(2) The floors and spaces where the Premises as described herein are located are not the same as the actual floors and spaces. The building has two underground floors of commercial stores and parking garage, and the number of the actual floors above the ground is twenty-five. The comparison table of the actual floors and the nominal floors is as follows:

Actual Floors	Nominal Floors
22-25	25-28
13-21	25-23
5-12	5-12
3-4	2-3
2	M
B2-1	B2-1

Party B agrees that they will not raise any claims against Party A by the reason of the difference between the nominal floors and spaces and the actual floors and spaces.

(3) The floor plan of the Premises (See Appendix 1) is only for clarification purposes.

(4) Party A and Party B hereby agree and confirm that the lease area specified herein is a temporarily measured area and that if the actually measured area of the Premises provided by the Center of Real Estate Surveying and Mapping of Changning District, Shanghai is different from the temporarily measured area, the actually measured area shall control, and the total expenses including rental, the property management fees and other various charges calculated based on the lease area shall be correspondingly adjusted. But neither Party A nor Party B may terminate the Contract on account of the difference between the actually measured lease area and the temporarily measured lease area. Except for the above adjustments, neither Party A nor Party B may adjust the rental, property management fees and any other charges hereunder based on the lease area of the Premises as measured by any other persons, organizations or entities.

(5) Prior to the signing of the Contract, Party A has shown Party B the certificate of land-use right, the planning permit of building construction and other relevant acceptance certificates necessary for the lease of the Premises. Party B agrees that it will not raise any claims for the reason of the fact that Party A has not temporarily obtained the certificate of right to the Premises. Prior to the signing of the Contract, Party A has informed Party B that the Premises have been mortgaged, but Party A warrants to Party B that Party B’s lease and use of the Premises will not be affected thereby during the lease term. If during the lease term (and the extension period thereof), the mortgagee exercises his mortgage right and thus affects Party B’s use of the Premises, Party A shall compensate for any losses sustained by Party B thereby.

12.2 Articles 1-2, 10-2 and 11-1 hereof are amended and supplemented as follows:

Party B understands that the Premises have been mortgaged and that it will not ask for any compensation or raise other claim against Party A. If at any time during the lease term, the mortgagee intends to exercise his right or Party A needs to re-mortgage the Premises, Party A may dispose of the Premises without Party B’s consent, but Party A shall notify Party B in writing in advance; if necessary, Party B shall cooperate with Party A in going through the relevant formalities.

12.3 Article 1-3 hereof is supplemented as follows:

Party B acknowledges that it has conducted an on-site inspection of the Premises and model rooms prior to the signing the Contract, has a good understanding of the existing decorations and facilities in the Premises listed in Appendix 3 hereto, and agrees that Party A has complied with the delivery standards specified in Appendix 3.

12.4 Article 3-1 hereof is supplemented as follows:

(1) Party B shall go to Party A or the property management company designated by Party A (hereinafter “the Property Management Company”) on the date of delivery specified in Part 1 of Schedule 1 to go through the Premises handover formalities Party A warrants that the property management company designated by Party A meets the relevant requirements and has the business qualifications. Prior to the handover, Party B shall make full payment of the amounts due at the time of the handover, otherwise Party A will not have the obligation to deliver the Premises to Party B. Upon receiving the payment in full, Party A shall promptly deliver the Premises to Party B, and the two parties shall sign the House Delivery Document, which means that Party A has performed its obligation to deliver the Premises to Party B as required by the Contract. In the event that Party B declines to sign the House Delivery Document without due cause, Party B shall be deemed to have failed to undertake the Premises handover formalities on the date of delivery, and Party A may act in accordance with this Article 12.4(2).

(2) If Party B fails to undertake the Premises handover formalities due to its own fault (except for force majeure), Party A may collect the rental, the property management fees and other relevant charges in accordance with the Contract. If the period after the date of delivery is the decoration period or rental-free period, the decoration period or rental-free period shall commence on the date of delivery. If Party B fails to undertake the Premises handover formalities on the 30th day commencing from the date of delivery, Party A may terminate the Contract in advance, confiscate the security deposit, and seek compensation for any losses sustained by Party A as a result therefrom, including but not limited to the rental and the property management fee to be paid by Party B to Party A for the period from the date of delivery to the date Party A terminates the Contract, unless the Premises delivered by Party A do not conform to the Contract.

(3) If Party A unreasonably refuses to sign the House Delivery Document or fails to deliver the Premises to Party B after signing the House Delivery Document, Party B may demand that Party A shall refund to Party B twice the amount of the deposit money and the security deposit, and may seek compensation for any losses thus sustained as a result of Party A’s failure.

(4) Party A agrees that if it fails to deliver the Premises according to the standard, the lease commencement date shall be correspondingly extended for each day of delay, and that it shall include the corresponding number of days of delay in the calculation of the decoration period as a compensation to Party B. If the Premises have not been delivered sixty days after the date of delivery, Party B may terminate the Contract, and Party A shall refund to Party B twice the amount of the deposit money and the security deposit paid by Party B (three months’ rental and property management fees in total). In addition, Party B may hold Party A liable for any other losses thus caused to Party B.

12.5 Articles 4-1, 4-2, 4-3, 5-2 and 5-3 hereof are supplemented as follows:

(1) During the lease term, Party B shall pay to Party A or the property management company in full the rental, the property management fee, electricity charges, parking fees and other relevant charges in connection with the Premises in a timely manner. During the lease term (and the extension period thereof), the property management fee shall remain unchanged.

(2) Except as provided in the Contract, on the rental payment commencement day, Party B must pay Party A the rental and property management fee for the number of remaining days in the calendar month and for the following month, and the amount shall be calculated based on the current month’s rental and property management fee multiplied by the number of remaining days in the current month and the actual number of days in the current month. Thereafter, Party B shall pay to Party A in advance the following month’s rental and property management fee prior to the expiration of each calendar month. The amount of the last rental and property management fee payable by Party B shall be the sum of the current month’s rental and property management fee respectively multiplied by the actual number of days in the last month equal to the lease term divided by the actual number of days in the month.

(3) Upon receiving the readings indicated on the meters installed in the Premises or the bills provided to Party B by Party A, the property management company or the utilities companies, Party B shall pay for all electricity, communication, equipment and parking services in a manner agreed to by Party A or the relevant entities prior to the 30th day of the current month based on the readings or the bills.

(4) If Party B fails to pay to Party A any amount due hereunder, including but not limited to the rental and electricity charges, Party B shall Party A liquidated damages in an amount equal to 0.1% of the overdue amount per day.

12.6 Article 5-1 hereof is amended and supplemented as follows:

(1) Party A and Party B agree that within three working days after the signing of the Contract, Party B shall pay Party A the security deposit in an amount equal to the sum of three months’ rental and three months’ property management fee.

The lease deposit paid by Party B in accordance with the letter of intent previously signed by the two parties shall be counted in the calculation of the security deposit.

(2) During the lease term, the security deposit shall be kept in the custody of Party A, and Party A shall not pay Party B any interest on the deposit.

(3) If Party B breaches the Contract, Party A may set off the deposit paid by Party B against the liquidated damages or Party A’s losses for which Party B is liable, and the deduction shall not affect any other right or remedies which Party A may have against Party B for its breach or non-performance. In such a case, Party B must make up the deficiency in the security deposit within seven days after Party A gives written notice to Party B. If Party B fails to make up the deficiency within the above specified time, Party A may take back the Premises, unilaterally terminate the Contract and confiscate the security deposit. If the security deposit is not sufficient to cover Party A’s losses, Party A may demand that Party B shall compensate for all of Party A’s losses.

(4) Upon expiration of the lease term or early termination of the Contract, Party A shall refund to Party B the security deposit in a lump sum without interest within seven working days after Party B has returned the Premises to Party A and paid all amounts due hereunder.

12.7 Articles 6-1 and 6-3 are supplemented as follows:

(1) Party A’s responsibility for maintenance and repairs shall be limited to the structure of the Premises and the facilities and equipment provided by Party A as specified in Appendix 3 hereto, but excluding any damage or destruction arising out of Party B’s fault.

(2) Before making repairs, Party A shall give twenty-four hours’ written notice to Party B, and Party B shall provide cooperation.

(3) In the event the structure of the Premises and the facilities and equipment provided by Party A need to be repaired, Party A shall make repairs promptly at the request of or upon notice by Party B. During the repairing process, Party A agrees to make every effort to reduce the effect of the repairing work on Party B’s normal business operations, unless necessary under special circumstances. Party A shall be liable for any losses, including but not limited to property damage and personal injury, which arise out of Party A’s fault during the repairing process. In addition, Party B may hold Party A liable for any property loss and other losses suffered by Party B as a result of the improper acts of Party A or its employees or agents during the repairing process.

(4) In emergency situations (including but not limited to fires, floods, hijacks, deaths and injuries, etc), Party A or its authorized representatives may enter the Premises without advance notice. If the emergency situations are not caused by Party A, and if Party A enters the Premises for the purpose of removing any dangers and within the reasonable scope, Party A shall not liable for any damage caused thereby; provided, however, that Party A explains the details to Party B in writing.

12.8 Article 6-2 hereof is supplemented as follows:

(1) During the lease term, Party B must keep the Premises and the facilities and equipment provided by Party A in good working order and condition. During the lease term, Party B must, at its expense, maintain and clean the Premises and the facilities and equipment provided by Party A as required by Party A so as to make them clean and neat.

(2) If Party B discovers that the Premises or the facilities or equipment provided by Party A suffers any damage or malfunctions, Party A shall promptly notify Party A or the property management company to make repairs, and Party B may not make repairs by itself without authorization. But in emergency situations, Party B may make temporary repairs for the sole purpose of reducing any damage or risk that may occur to Party B’s property or employees. If any damage or malfunction is caused by Party A, Party B’s repair expenses shall be paid by Party A or the property management company. If any damage, personal injury or property loss occurs while Party B or its employees, contractors or agents are repairing the Premises and/or the facilities or equipment provided by Party A, Party B shall be liable for the compensation.

(3) Party B shall be fully liable for any personal injury or property loss or damage directly or indirectly caused to Party A and/or the property management company or any other people by one of the following accidents resulting from Party B’s fault:

a) any electrical fixtures, electrical appliances or wires in the Premises malfunction or are in disrepair;

b) any water pipes or toilets in the Premises are clogged or damaged;

c) fire or smoke spreads in the Premises;

d) water coming from any source is leaking or flooding in the Premises or any other parts of it;

e) damage is caused to any common areas of the Building. Party B’s responsibility hereunder includes, without limitation, any repair expenses, any amount paid by Party A as a result of any claim made by any other people against Party A, or any necessary expenses and costs incurred by Party A and/or the property management company in claiming compensation against Party B.

(4) Party A may, without notification, clear and dispose of any boxes, cartons, rubbish or any other obstacles of similar kind or nature outside the Premises (except in a designated garbage dump) left or not yet disposed of by Party B in a manner deemed appropriate by Party A. Party A shall not be liable to Party B or any other people as a result thereof. Party B shall pay any expenses or costs incurred by Party A in connection with its execution of this Article.

(5) If Party B does not comply with the repair or engineering responsibilities specified herein, and still fails to make repairs after being notified or reminded by Party A, Party A or its employees or agent may enter the Premises to make such repairs or do the engineering work. Party B shall be responsible for all of the cost of the repairs or engineering work.

(6) If the windows or glass of the Premises are damaged or broken, Party B shall pay or reimburse Party A for any expenses incurred by Party A in replacing the broken windows or glass, or Party B shall, at its own cost, repair the windows or glass and restore them to the original condition, except due to Party A’s fault.

12.9 Article 6-4 hereof is supplemented as follows:

(1) Upon approval by the governmental authorities in charge and upon written confirmation by Party A or the property management company, Party B may make decorations, additions or modifications in or to the Premises and/or the facilities or equipment provided by Party A. Upon prior written approval and filing by Party A, Party B may engage a qualified construction contractor to make the decorations, additions or modifications. Party B and the construction contractor engaged by it must comply with the relevant decoration rules and standards formulated by Party A and the property management company, as amended from time to time. Party B agrees that it shall be liable for any consequences caused by it or the construction contractor engaged by it during the decoration, addition or modification work.

(2) Party B shall pay any expenses in connection with the project work specified in the preceding paragraph, including but not limited to decorations, additions or modifications, raw materials, charges, taxes and governmental fees. Party B shall maintain and repair the decorations, additions or modifications made by it in accordance with this section 12.9(1), and Party A shall not be responsible for the repair and maintenance thereof.

(3) Party B covenants that the above decoration, addition or modification work shall not affect the normal business operations of other tenants in the Building.

(4) If at any time during the lease term, any governmental authority in charge requests Party B to rectify and improve the decorations, additions or modifications made by Party B (including but not limited to fire-proof facilities), Party B must comply with the request of the governmental authority. If Party B’s decorations, additions or modifications affect any other tenants of the adjacent units, Party B shall, at its own cost, repair any damage caused to the adjacent units and pay any expenses incurred in connection therewith, including but not limited to reasonable compensation to the tenants of the adjacent units. Party A shall not be liable in any way, but if Party A has any damages thereby, Party B shall be liable for all of Party A’s losses.

(5) If at any time during the lease term, any governmental authority in charge requests the decorations made in the adjacent units to rectified and improved (including but not limited to fire-proof facilities), Party B must provide all necessary assistance and cooperation in accordance with the request of Party A and/or the property management company. If Party B suffers any economic losses as a result therefrom, Party B shall consult with the tenants of the adjacent units, and may not refuse to provide the above assistance or cooperation under the pretence that it has not reached agreement with the tenants of the adjacent units. Party B shall deal with any losses sustained by it, and Party A shall not be liable.

12.10 Articles 7-1 and 7-2 are supplemented as follows:

(1) Upon expiration of the lease term or early termination of the Contract, Party A may take back the Premises, and Party B shall return the Premises to Party A in their existing condition. In addition, Party B must return the glass partitions and glass doors in good condition, and may not damage the existing decorations in the common areas.

(2) If at the time that Party B returns the Premises, Party A discovers any damage or loss to the Premises and/or the facilities or equipment provided by Party A (excluding normal wear and tear), Party A may hold Party B liable for the loss and make deductions from the security deposit. If the security deposit is not sufficient to cover Party A’s loss, Party A may seek additional compensation from Party B.

(3) If Party B fails to return the Premises to Party A at the time specified in the Contract, Party A may take back the Premises upon three days’ written notice to Party B, including but not limited to entering the Premises without Party B being present, occupying the Premises, and removing any items left by Party B in the Premises, and shall not be liable for any loss or damage suffered by Party B therefrom If any decorations, furniture, devices, articles, materials, equipment or other items are left by Party B in the Premises, they shall be deemed to have been abandoned by Party B. Party A may dispose of them in any manner, and Party B may not dispute the disposal, nor may it lodge any claims against Party A or hold Party A liable for compensation. Meanwhile, Party A may seek compensation from Party B for any expenses incurred in connection with the sorting out and keeping of the above articles.

(4) After the initial lease term or the extension thereof expires, Party B shall have a grace period of up to six months to return the Premises, and the rental and the property management fee for the grace period shall correspond with the rental and property management fee for the immediately previous month. But Party B must send written notice to Party A six months prior to the expiration of the lease. If Party B fails to return the Premises after the six months’ grace period, Party B shall pay Party A an occupancy fee equal to 130% of the daily rental specified in the Contract for each day of delay, and in addition, Party B shall compensate Party A for any losses thus sustained.

12.11 Articles 8-1, 8-2 and 8-3 are supplemented as follows:

(1) During the lease term, upon written consent by Party A, Party B may sublet any part or the whole of the Premises to any of Party B’s affiliated companies or a new company that emerging from consolidation, acquisition or reorganization, but Party B may not transfer, sublet or sublease the Premises or any interests therein to a non-affiliated company.

(2) During the lease term, without the written consent of Party A, Party B may not transfer any rights or obligations under the Contract to other party, nor may Party B exchange the Premises for a premises rented by another party.

12.12 Article 8-4 hereof is amended and supplemented as follows:

(1) At any time during the lease term, Party A may sell the Premises without the consent of Party B, but Party B shall send advance written notice to Party B. In such a case, Party B may choose to continue the lease or terminate the Contract without bearing any liability for breach of contract. Party B hereby states that it shall waive any right of first refusal provided by any law and the Contract. If necessary, Party B shall cooperate with Party A in going through the relevant formalities.

(2) If there is any change in the title to the Premises during the lease term and Party B desires to continue to lease the Premises, Party A shall ensure that the transferee of the Premises continue to perform the Contract If the transferee of the Premises fails to continue to perform the Contract as a result of Party A’s fault, Party B may claim compensation from Party A for any losses incurred thereby. If Party B chooses to terminate the Contract, Party A shall give Party B necessary time to vacate the Premises prior to delivering the Premises to the transferee.

12.13	Article 9-2 hereof is supplemented as follows:

In addition to any other rights which Party A may have in accordance with the law and regulations and the Contract, Party A may unilaterally terminate the Contract, take back the Premises or any part thereof, and hold Party B liable for paying liquidated damages in an amount equal to three months’ rental for the Premises if any of the following circumstances occurs; if the liquidated damages are not sufficient to cover the losses suffered by Party A, Party B shall be liable for the difference.

a) Party B fails to pay the rental, the property management fee or any other amount due under the Contract one month behind the due dates in violation of the Contract;

b) Party B uses the Premises for any illegal purposes;

c) Party B materially breaches the provisions of the Contract which it must comply with or perform, and fails to remedy or correct the breach within a reasonable period of time after receiving Party A’s written notice;

d) Party B sublets or subleases the Premises or exchange the Premises for a premise rented by another party without the written consent of Party A;

e) Party B engages in illegal business activities so that its business license or relevant permit is revoked by the relevant governmental authorities;

f) the main structure of the Premises is damaged due to Party B’s cause or Party B changes the purpose for which the Premises are used without the written consent of Party A.

12.14 Party A and Party B agree as follows with regard to the insurance of the Premises during the lease term: Party B shall not do anything that may make the fire insurance or other insurances (including public liability insurance) invalid for the Building or any part of it. Party B shall not do anything that may increase the premium of such insurance, nor shall it allow other people to do so. In the event that the premium of such insurance is increased as a result of Party B’s fault, Party A may hold Party B liable for the increased premium, in addition to any other rights and remedies which Party A may have.

12.15 Party B hereby acknowledges that Party A shall not be liable to Party B or any other persons and Party B shall directly deal with the party directly responsible for causing the damage if any of the following circumstances occurs, unless caused due to Party A’s fault:

(1) Party B or any other people suffers any personal injury or property damage as a result of any defect or malfunction of the elevators, fire-proof and security equipments, air-conditioning or other equipment, the failure, interruption or malfunction of the electricity, water, telephone services, or the leakage of the water, smoke, fire or any other materials, the breeding of rats, termites, cockroaches or other insects, or explosions, thefts, hijack or other harm which may happen in the Building or any part of the Premises.

(2) If at any time the supply of water, electricity or air conditioning is interrupted or any public utilities stop operating not for Party A’s fault, Party A shall not be liable to Party B for any compensation, and the rental, the property management fee or other charges payable by Party B shall not be reduced.

12.16 Party A and Party B agree that:

(1) Party A shall appoint a qualified property management company to be responsible for the daily management and security of the Building;

(2) Party A shall not be responsible for the security and custody of any property in the Premises;

(3) Party A’s dispatching of security personnel, management personnel, any mechanical or electrical alarm system does not mean that Party A shall be responsible for the security and custody of the Premises or any property therein. Party B shall be responsible for the Premises or any property therein at any time;

(4) Party B shall not reduce or stop payment of the rental or other fees payable under the Contract on the grounds of any security issues.

12.17 Party A’s Rights and Obligations:

(1) Party A’s claiming or collecting liquidated damages from Party B in accordance with the Contract doest not prejudice or affect any other rights or remedies which Party A may have under the Contract, including but not limited to the right to take back the Premises.

(2) Party A’s acceptance of the rental, the property management fee and other charges paid by Party B shall not be deemed a waiver of the right to hold Party B liable for breach of any provisions of the Contract.

(3) Party A’s waiver of one or more of Party B’s violations of the Contract shall not be deemed a waiver of any continuing or subsequent violation, nor shall it operate as a bar or limitation to Party A’s right or remedy to hold Party B liable for any continuing or subsequent violation, unless Party A specifically acknowledges in writing that this constitutes a waiver.

(4) Upon reasonable notice, Party A may take any future tenant of the Premises or other relevant people to inspect the Premises at any reasonable time three months after the expiration or early termination of the lease term; provided, however, that Party A informs Party B in writing about such inspection three working days in advance. Upon consent by Party B, Party B shall accompany such inspection.

(5) Party A reserves the right to name the Building. Upon at least one month’s written notice to Party B, Party A may change the name of the Building without having to making compensation to Party B or any other people.

(6) Party A reserves the right to modify, refurbish and temporarily close the common areas or other parts of the Building, including passageways, doors, windows, electrical devices, cables and wires, water pipes, gas pipes, elevators, automatic stairs, fire-proof and security equipment and air-conditioning equipment, and the right to modify the overall structure, layout and arrangement of the common areas of the Building at any time during the lease term. Before such modification or refurbishment, Party A shall notify Party B and make appropriate arrangements to ensure Party B’s use of the Premises.

(7) Party A reserves the right to formulate, introduce or modify, implement or annul any management rules and regulations deemed by it necessary to operate and maintain the Building as a first-rate office building. However, Party A shall inform Party B in writing about any major modifications made by it.

(8) During the lease term, Party A shall pay all relevant taxes which must be paid by Party A in connection with the lease of the Premises in accordance with the laws and regulations.

(9) During the lease term, Party A shall maintain the common areas and public facilities of the Building (including the roofs, main structure, walls, main water pipes, main cables and wires, elevators, automatic stairs, fire-proof and security equipment, air conditioning equipment) in good working condition.

(10) Without the consent of Party B, Party A shall not engage in any profit-seeking activities by using Party B’s name or logos.

(11) If Party A breaches any provision of the Contract or fails to properly perform the various obligations under this Article and thus causes loss to Party B’s normal business operations, Party A shall be liable.

12.18 Party B’s Rights and Obligations

(1) Party B shall strictly comply with all rules and regulations concerning the Building, including but not limited to the User’s Manual of Oriental Virgin Building and Decoration Guide of Oriental Virgin Building formulated by Party A and the property management company.

(2) During the lease term, Party B shall not authorize other people to use or occupy the Premises or any part thereof.

(3) Party B shall urge its employees, contractors and agents (collectively “the Persons”) to comply with and perform all provisions of the Contract which Party B should comply with or perform. Party B shall be liable for any losses sustained by Party A or any third party as a result of any violation of the Contract by the Persons

(4) Before conducting its business activities in the Premises, Party B shall obtain all business licenses, approvals or permits (if any) necessary for the conduct of its business activities. Party B must ensure that such licenses, approvals or permits remain fully valid during the lease term and that the requirements of such licenses, approvals or permits are complied with in all respects. Moreover, Party B must ensure that the business activities conducted in the Premises do not violate any relevant laws and regulations. Otherwise, Party B shall be liable for all consequences arising out of its improper business activities. During the lease term, Party B shall file its license or permit which has passed the annual inspection (examination) with Party A once each year.

(5) During the lease term, Party B shall not set off or refuse to pay the rental, the property management fee or other charges under the Contract for any reason, except for any losses caused to Party B by Party A or the property management company.

(6) With the approval of Party A or the property management company, Party B may display its name on the signs on the Premises (if any) in the uniform font and manner specified by Party A. The uniform font shall be determined through consultations, and Party A shall have full authority to arrange for their production and placement, and the relevant expense shall be borne by Party B

(7) Party B may, at its expense, install at the entries to, or on the doors, to the Premises the fonts and signs approved by Party A or the property management company, and no signs shall be installed without the approval of Party A or the property management company.

(8) Without the written consent of Party A, Party B shall not use any pictures, statements or images containing the name and logo of the Building, except that Party B may use the name, picture or image of the Building for commercial purposes within the scope of business specified Party B’s business license (including but not limited to using Party B’s address containing such name, picture or image for publicity purposes or printing such name, picture or image in Party B’s brochures and employees’ business cards).

(9) Party B shall not sell its wares or solicit customers at any place outside the Premises and within the Building.

(10) If it is necessary to load or unload goods, Party B must use the loading and unloading area, entrance/exit and freight elevators designated by Party A or the property management company, and may load or unload goods only at the time specified by Party A and the property management company. Party B shall not use guest elevators or automatic stairs to transport goods at any time or under any condition

(11) Party B’s waiver of one or more of Party A’s violations of the Contract shall not be deemed a waiver of any continuing or subsequent violation, nor shall it operate as a bar or limitation to Party B’s right or remedy to hold Party A liable for any continuing or subsequent violation, unless Party B specifically acknowledges in writing that this constitutes a waiver.

12.19 Party B’s Liability for Breach of Contract

Without prejudice to any other rights which Party A may have under the Contract (including the right to take back the Premises and terminate the Contract prior to the expiration of the lease term), if during the lease term, Party B breaches any provision of the Contract, upon the advance notice Party A and/the property management company may cut off the water or electricity supply or other services to the Premises or take other legal measures and actions until the breach is corrected. Party B must still pay the rental and the property management fee in accordance with the Contract during the cut-off, and shall be liable for all consequences and expenses arising therefrom (including the expenses in connection with reconnecting the water and electricity supply).

12.20 Article 11-2 is amended and supplemented as follows:

(1) Party A and Party B agree that during the period from the signing of the Contract to the time that Party A has obtained the property right certificate for the Premises, Party A shall go through the formalities for recording and filing the Contract at the relevant real estate authorities within a reasonable period of time. Party B agrees that it shall not seek compensation from Party A or make any other claim against Party A for Party A’s failure to undertake the recording and filing formalities within the specified time period.

(2) Party A and Party B agree that within a reasonable period of time the two parties shall go to the Real Estate Trading Center of Changning District to record and file the Contract and obtain the relevant recording and filing certificate or document from the Center. If the Contract is amended or terminated thereafter, the two parties shall go to the original recording authorities to undertake the recording change or revocation formalities within fifteen days after the amendment or termination of the Contract.

12.21 Any document or notice given to any party hereto shall be deemed given on the date three working days after dispatch by registered mail if mailed to the party’s address set forth in Schedule 3 hereto or such other address as a party notifies the other party by registered mail, or on the date of delivery if delivered by courier service; Before the other party receives notice of the changed address, the original address shall be used.

12.22 Confidential information of the two parties hereto shall include data and information with respect to relevant business operations, financial data, major decisions, and all or part of the terms and provisions set forth in any document signed by the two parties hereto on the lease of the Premises. No party shall, without the written consent of the other party, disclose such confidential information to any other people, except to the employees and agents of the two parties for the purposes of discussing, drafting, signing, performing and implementing the Contract and except that such confidential information has been made public or is required to be disclosed according to law; otherwise the disclosing party shall be liable for any economic losses sustained by the other party therefrom.

12.23 During the lease term, Party A shall be liable for any losses caused to Party B by any of the following circumstances:

a) force majeure, such as natural disasters;

b) thefts, hijacks or other crimes committed not due to Party A’s fault;

c) Party B or any of its employees suffers any losses not as a result of Party A’s fault;

d) Party B modifies, reinforces or decorates the Premises;

e) Party B or any of its employees suffers losses as a result of the fault of other tenants.

12.24 The formation, validity, interpretation, performance and dispute settlement of the Contract shall be governed by the laws of the People’s Republic of China.

12.25 The Schedules and Appendices to the Contract are supplementation and revision of the relevant provisions of the Contract made by the two parties hereto, and if there is any conflict between the Contract and the Schedules and Appendices, the Schedules and Appendices shall control.

12.26 Article 11-6 is supplemented as follows:

The Contract, including the Main Contract, the Supplemental Provisions, all Appendices and Schedules, is made in four copies. The two parties shall each retain two copies, and all copies are equally authentic.

12.27 Other Supplemental Provisions:

1) The air conditioning system provided by Party A shall be Toshiba Variable Refrigerant Volume Frequency Conversion Air Conditioner, which can be controlled by Party B, and can operate round-the-clock and maintain the same temperature, but does not provide condensed water. Electricity meters have been installed at the time of delivery of the Premises, and electricity charges shall be based on the meter readings. Party A agrees that Party B may install independent air conditioners if there is available space in the equipment room on the floors.

2) During the lease term or the extension period thereof, Party B shall have the pre-emptive right to lease the vacant units on Floors 8 and 12 under equal conditions. The lease price shall be determined by the two parties through friendly consultations based on the then prevailing market rate, and the maximum increase shall not exceed 15% of the rental for the current lease period.

3) Starting from the lease commencement date, Party A shall provide free shuttle bus service from the Building to Lou Shan Guan Station, Line 2 Subway during the rush hour, but the service is not for the exclusive use of Party B’s employees. The start time of the bus shall commence at the time Party B occupies the Premises, and the exact service hours are temporarily 8:10 to 9:00.

4) Party A can provide 80KVA for office area on each floor (excluding power for air conditioning), and Party A agrees that Party B may additionally install up to five 5 HP air-conditioning outdoor machines; Party A can provide 380VA three-phase power supply to the server room.

5) Party B may enter and exit the Building 24x7 all year round; provided, however, that it complies with the relevant property management rules.

6) Party A warrants that it owns the title to the Premises and has the right to lease the Premises to Party B. Moreover, Party A has completed all necessary legal formalities and has the right to collect the rental and other charges under the Contract. Party A warrants that the construction quality of the Premises and the facilities and equipment provided by Party A conform to the State’s regulatory standards concerning construction and environmental protection.

7) The Premises shall be delivered as scheduled or ahead of the schedule after Party B has signed the formal Contract and paid the security deposit in an amount equal to three months’ rental and the property management fee.

Schedule 1

Part 1

1) The delivery date for floors 9 and 10 is May 4, 2009; Party A agrees that Party B may deliver the Premises in advance after Party B obtains the approval from the competent authorities, and the delivery status of the Premises provision shall meet the national standard concerned and the property management fee and other relevant expenses shall be charged from the actual delivery date of the Premises;

2) The delivery date for floor 11 shall not be later than November 4, 2009. Party B shall notify Party A in writing of the actual delivery date of floor 11 one month in advance.

Starting date of payment of rental:

1) September 4, 2009 for floors 9 & 10;

2) The first day following the rent-free period for floor 11.

Decoration period: 4 months in total.

1) Floors 9 &10: from May 4, 2009 to September 3, 2009.

2) Floor 11: 4 months from the actual delivery date in total.

During the decoration period, Party B does not need to pay the rental, but it needs to pay the property management fee, the water, electricity and other charges that arise directly in the other leased units.

Lease term: 5 years in total.

1) Floors 9 &10: from May 4, 2009 to September 3, 2014.

2) Floor 11: depending on the actual lease commencement date, but the termination date is September 3, 2014.

Rental-fee period: 2 months in total.

1) Date of rent-free period for floors 9 and 10: from September 4, 2009 to November 3, 2009.

2) Date of the rent-free period for floor 11: 2 months in total following the decoration period.

During the rent-free period, Party B does not need to pay the rental. but it needs to pay the property management fee, the water, electricity and other charges that arise directly in the other leased units.

Part 2

Area of the leased Premises: The floor area of the Premises is about 4,494 m2 (the specific area in the final surveying and mapping report shall be referenced; please refer to Appendix 1 to this Contract.).

Schedule 2

Part 1

Rental: Party B, during the lease term, shall pay to Party A the monthly rental of the Premises, but the rental for the first month shall be paid to Party A prior to the last day the rent-free period.

Rental for floors 9 and 10:, the daily rental is RMB 4.00/Sq,M (excluding the property management fee) from November 4, 2009 to September 3, 2012. 4, the rental from September 4, 2012 to August 3, 2014 shall be determined by the two parties through friendly consultations based on the then prevailing market rate, and the maximum increase shall not exceed 15% of the rental for the current lease period.

Rental for floor 11: the rental is RMB 4.00/Sq,M (excluding the property management fee) from the first day following the rent-free period to September 3, 2012, the rental from September 4, 2012 to September 3, 2014 shall be determined by the two parties through friendly consultations based on the then prevailing market rate, and the maximum increase shall not exceed 15% of the rental for the current lease period.

Part 2

Property management fee: the monthly property management fee of the Premises is RMB20.00/Sq.M (excluding electricity for air conditioning).

Parking fees: Party A shall, during the lease period, provide 10 parking spaces free of charge (including 1 reserved ground parking space, 4 ground vehicle parking spaces and 5 underground mechanical parking spaces). The monthly rental for each underground reserved parking space is RMB1,500, the monthly rental for each underground mechanical space is RMB1,000. Temporary parking is charged by RMB10/hour/vehicle. Parking within 24 hours shall be charged by no more than RMB 80 (The specific parking spaces shall be arranged by the property management company).

Other expenses: None

Part 3

Security deposit: equivalent to the sum of 3 months’ rental and 3 months’ property management fee of the Premises, i.e., RMB 1,909,950 (ONE MILLION AND NINE HUNDRED AND NINE THOUSAND AND NINE HUNDRED AND FIFTY). In accordance with the Letter of Intent of signed by and between Party A and Party B, the lease deposit money of RMB 636,650 paid by Party B shall be automatically transferred as part of the security deposit. Party B shall pay the remaining part of the security deposit, i.e., RMB1,273,300 to Party A within three working days after signing of the Contract.

Part 4

Method of payment: All payment which Party B makes to Party A under this Contract shall be paid in RMB into Party A’s bank account listed below, or be paid in another method which Party A notifies in separate written notice. All bank handling fees that incur to Party B’s payments shall be covered by Party B.

Name of account: Shanghai Dongfang Weijing Cultural Development Co., Ltd

Bank of deposit: Nanjing East Road No. 1 Branch, Industrial and Commercial Bank of China

A/C account number: 1001234629 072132344

Schedule 3

Detailed information of Party A and Party B

Party A: Shanghai Dongfang Weijing Cultural Development Co., Ltd.

Registered address: Building 10, No. 335 Xianxia Road, Changning District, Shanghai

Address for correspondence: Floor M, V-Capital Building, 333 Xianxia Road, Changning District, Shanghai

Legal representative: Zhu Junbo

TEL: 61671268

FAX: 62287798

Party B: TeleNav Information Technology (Shanghai) Co., Ltd.

Registered address: (Please provide)

Address for correspondence: (Please provide)

Legal representative: (Please provide)

TEL: (Please provide)

FAX: (Please provide)

Appendix 1

The floor plan of the Premises

Appendix 2

Scope of use, conditions and requirements for shared parts of the Premises

Both parties agree to delete this Appendix.

Appendix 3

Status of current decoration, accessory facilities and equipment, and provisions for decorations and accessory facilities and equipment which Party B may undertake or add as agreed by Party A

Status of current decoration, attached facilities and equipment:

Party A shall provide Party B with the following standard Premises items in accordance with the originally segmented standard units:

1. Ceiling: Mineral fiber suspended ceiling, Panasonic light plate and energy-saving lighting;

2. Heating and ventilation equipment: Toshiba VRV air conditioning system and independent fresh air system;

3. Fire control system: Smoke sensor and sprayer of standard configurations;

4. Floor: Raised floor board (50mm);

5. Wall surface: Emulsion-painted walls (corridors and compartment separation walls);

6. Glass door;

7. Manual shutter.

Appendix 4

Property Ownership Certificate

Shanghai Fire Control Bureau

Position Paper on Fire Control Acceptance Inspection of Construction Project

[2008] Hu Gong Xiao (Jian Yan) Zi Di No. 0308

Opinion on the Passing of Fire Control Acceptance Inspection of the V-Capital Building

Construction Project

Shanghai Dongfang Weijing Cultural Development Co., Ltd:

This Bureau has received your fire control acceptance inspection application and relevant materials for the Oriental Virgin business and office building which your unit has built at No. 333 Xianxia Road, Changning District, which has 25 floors above ground and 2 floors underground, with a height of 99.4m and a floor space of 48,265m2). This Bureau has examined the materials which you have submitted, and dispatched personnel to make on-site sampling inspections on October 22, 2008. The construction project is found to basically meet the national specifications for fire control and the examination and verification requirements of this Bureau. The specific status is as follows:

1.	The overall floor space layout, safety evacuation, fire control separation and interior decorations of the building are found to basically meet the requirements.

2.	Sampling inspection of the automatic fire alarm system shows that the alarms and their ringing bell, the emergency broadcasting system and the anti-smoke and smoke exhaust system basically function normally in a combined way.

3.	Test of the indoor and outdoor hydrant systems and automatic water spray and extinguishing systems shows that water supply is normal.

4.	Sampling inspection of the anti-smoke and smoke exhaust system shows that the system basically functions normally.

5.	The setup of fire safety evacuation signs basically meets the requirements of the relevant specifications.

Given the above situation, this Bureau concludes that your building has passed fire control acceptance inspection. However, to ensure safe use, your unit shall adopt the following measures:

1.	The fire control room should be attended around the o’clock. The on-duty personnel shall be familiar with the operation of the relevant fire control facilities. Fire control facilities shall be regularly maintained to ensure that they are always in good condition and ready for use.

2.	The current acceptance inspection of interior decorations only involves the public parts. In case that you change the use of the building which has undergone acceptance inspection, you should handle the relevant fire control procedures with the Public Security and Fire Control Brigade of Changning District for the interior decoration part.

3.	You should connect your automatic fire alarm system with the Shanghai Automatic Urban Fire Alarm Information Center.

For daily fire control supervision work, please contact the Public Security and Fire Control Brigade of Changning District.

Shanghai Fire Control Bureau

November 5, 2008

CC: Public Security and Fire Control Brigade of Changning District

Housing mortgage and land use rights mortgage have been set up. For detailed information, refer to the receipt numbered 200625405869.

May 25, 2006

The People’s Republic of China

Planning Permit for Construction Project

Serial Number: Hu Jian ( ) No.

Hu Chang Jian (2006) 05060410F01027

In accordance with the provisions of Article 32 of the Urban Planning Law of the People’s Republic of China, it has been examined that the current construction project meets the urban planning requirements and construction permission is hereby granted to it.

Certificate is hereby issued.

Urban Planning Administrative Bureau of Changning District

Issuing department:

Date: April 10, 2006

Planning permit for construction project: Hu Chang Jian (2006) 05060410F01027 Attachment 1

Construction Project List

Construction unit: Shanghai Oriental Virgin Cultural Development Co., Ltd

Address of construction: No. 335 Xianxia Road, Changning District

Construction project: V-Capital Building

Name of Building	Structure	Number of Floors	Height	Number of Buildings	Area (m2)	Remarks
Business and office building	Frame tube	25; 1 floor in certain parts	99.3m; 6.75m in certain parts	1	48,265.42	1. Include an underground floor space of 12,289.62 m2, and the underground floor space includes a public parking lot area of 2,164 m2.

2. Where sanitation requirements are involved, the relevant examination and verification requirements shall be strictly followed.
Enclosing wall	Length			Height

Removed structures	Area			Structure		3. Where the public parking lot is involved, please stay in touch with the district traffic department to strengthen administration and do not change its use.

Items for compliance:

1. Construction must follow the drawing as verified and approved in the planning permit for construction project. In case of change of nature of use, floor space, height, structure or overall plan layout, the construction unit must get permission the original permit-issuing department.

2. When coming across cultural relics, measurement signs or pipelines are encountered in the foundation excavation process, the construction unit shall immediately report to the competent authorities for handling.

3. Within six months of collection of the current permit, the construction unit must start construction in accordance with the provisions. In case of late construction, an application for extension should be lodged to the original issuing department. Where the extension application is not approved or construction fails to start by the set time, this permit shall automatically lost effect.

Issuing department: Urban Planning Administrative Bureau of Changning District (seal)

Date of issuance: April 10, 2006

NO: 0155216

Construction unit	Shanghai Dongfang Weijing Cultural Development Co., Ltd

Name of construction project	V-Capital Building

Location of construction	No. 335 Xianxia Road, Changning District

Construction size	Total floor space: 48,265.42M2 (including 12,289.62M2 underground)

Name of attached drawings and attachments

1. Construction project list, 1 copy.

2. Topographic map of construction project site, 1 copy.

3. Overall layout plan of construction project, 1 copy.

4. Construction drawings of construction project, 1 set.

Items for compliance:

1. This permit is a legal voucher which is examined and verified by the administrative department for urban planning and permits the construction of various projects in the concerned urban planning area.

2. Construction without this permit or not in compliance with the provisions of this permit shall be unlawful construction.

3. Without permission from the issuing department, all the provisions of this permit shall not be changed.

4. During the construction period of the construction project, the construction unit shall be under obligation to submit this permit for inspection in accordance with the requirements of the administrative department for urban planning.

5. The issuing department shall specify, in accordance with the law, the attached drawings and attachments needed for the permit, all of which shall carry the same legal effect as this permit.

Construction Project Completion Acceptance Inspection Filing Certificate

Project number: 0501CN0005

Filing code: 2009SH0030

Shanghai Dongfang Weijing Cultural Development Co., Ltd:

Your application materials for project completion acceptance inspection filing of V-Capital Building have been received. This department has examined your materials and found that they meet the filing requirements. Permission is hereby given to its filing.

Certificate is hereby issued.

Remarks: Areas shall take the project completion acceptance inspection area as prevailing.

Filing department: Construction Industry Administrative Office of Shanghai Municipality

Seal

Date: February 3, 2009

Enclosure: Construction Project Completion Acceptance Inspection Filing Project Details List

Right holder	Shanghai Dongfang Weijing Cultural Development Co., Ltd

Location of premises	Parcel 25/10, Neighborhood 152, Xianxia Xincun Street

Status of land	Source of use right	Transfer
Use	Office
Land parcel number	Parcel 25/10, Neighborhood 152, Xianxia Xincun Street
Area o land parcel	9043
Term of use	June 15, 2004-June 14, 2005
Total area	9,043.0
Wherein:	Excusive used area	9,043.0
Shared area

Status of premises	Building number	THE SPACE BELOW IS EMPTY.
Room number or position
Floor space
Type
Use
Number of floors
Date of completion

Certificate-filling unit: Real Estate Registration Office of Changning District, Shanghai

Unit of area: m2

Land parcel map

District (County): Changning District

Street: Xianxia Xincun Street

Neighborhood: Neighborhood 152

Land parcel number: 25/10

Shanghai Housing and Land Resources Administration Bureau

I. Legal provisions for conditions for leasing of premises:

1. Relevant provisions of Regulations of Shanghai Municipality for the Leasing of Premises:

Article 6 The premises leasor shall be a natural person, a legal person or other organizations which owns the premises. However, the person who is appointed to manage the premises in an entrusted capacity according to law or other right holders specified in law may also be a premises leasor.

Article 8 Premises which have any of the following instances shall not be leased:

(1) Premises which have not been registered according to law to obtain an ownership right certificate, or which have no other proof of lawful ownership right;

(2) Premises are jointly owned, and no written permission has been obtained from all the owners;

(3) Premises whose use has been changed, but such change must be approved by the concerned department according to law, while no such approval has been obtained;

(4) Premises which have been appraised to be dangerous premises; or

(5) Other situations where no leasing is allowed as specified in the laws or regulations.

Article 47 Where a leasor leases his/her premises which cannot be leased in breach of the provisions of Items (1), (3), (4) (or) (5) of Article 8 of the current Regulations, or the lessee sublets the premises which cannot be sublet in breach of the provisions of Article 30 of the current Regulations, the district/county department for real estate administration shall order him/her to make rectification by the set time limit, confiscate his/her unlawful gains, and impose a fine of not greater than 1 time the lawful gains.

2. Relevant provisions of The Opinions on the Implementation of the Regulations of Shanghai Municipality for the Leasing of Premises (I):

Article 4 The ownership right of the leased premises shall have been register according to law, and the owner has obtained the real estate property right certificate (including premises ownership right certificate, the same shall apply below). Premises which have been completed but have not obtained the real estate property right certificate can still be leased if they have the following certifying documents of ownership right:

(1)	For non-residential premises: Rural House Site Use Certificate of Shanghai Municipality for residential premises on collectively-owned land; and land use approval document and premises construction document;

(2)	For commodity houses purchased by units or individuals: commodity house presales contact, pre-sale commodity house handover document or commodity house sales contract, and receipt of payment;

(3)	For premises built by units (except for commodity houses built by real estate development enterprises): Real estate property right certificate (land use right certificate) registered according to law along with the land use right or construction land use approval document, planning permit to construction project and proof of passing of project completion acceptance inspection. For residential premise, there must be a Delivery and User Permit of Shanghai Municipality for Newly-Built Commodity Residential Houses;

(4)	For structures and underground structures built by units: planning permit for construction project, construction permit for construction project, and certificate of pass of project completion acceptance inspection;

(5)	For temporary construction projects: Temporary land use approval document, planning permit for temporary construction project, construction permit

II. Conditions for leasing of premises when no real estate property right certificate has not been issued:

1. Generally speaking, in accordance with the provisions of Articles 6, 8 and 47 of the Regulations of Shanghai Municipality for the Leasing of Premises, premises can only be leased when the premises leasor is a natural person, a legal person or another organization which owns the premises and after the said premises has been registered according to law and a real estate property right certificate has been obtained for it. Because V-Capital Building which is built by Shanghai Oriental Virgin Cultural Development Co., Ltd itself has not been completed at present, Shanghai Oriental Virgin Cultural Development Co., Ltd. has not gone to the real estate registration department to handle the premise ownership right registration for it. Consequently, no real estate property right certificate has yet been obtained for the building.

2. However, in accordance with the provisions of Article 4 of The Opinions on the Implementation of the Regulations of Shanghai Municipality for the Leasing of Premises (I), premises for which no real estate property right certificate has been obtained can still be leased provided that it has the following proof documents of ownership right: (1) Real estate right certificate (land use right certificate) lawfully registered with the land use right, or construction land approval document; (2) planning permit for construction project; and (3) proof of pass of project completion acceptance inspection. The aforementioned three certificates are all indispensable. Otherwise, the concerned premises cannot be leased. In accordance with the provisions of the aforementioned regulations, the district/county administrative department for real estate shall order those who breach the rules w to make rectification by the set time limit, confiscate their unlawful gains, and impose a fine of not greater than 1 time the lawful gains.

Leasor (Party A): Shanghai Dongfang Weijing Cultural Development Co., Ltd	Leasee (Party B): TeleNav Information Technology (Shanghai) Co., Ltd.

Nationality: China Legal representative: Registration certificate/ID : Address: No. 333 Xianxia Road, Shanghai	Nationality: Legal representative: Registration certificate/ID: Address:

Postal code: 200336 Tel: Authorized agent: Signature & seal: Date of signing: 2009-04-28 Place of signing: Shanghai	Postal code: Tel: Authorized agent: Signature & seal: /s/Illegible Date of signing: 2009-04-28 Place of signing: Shanghai

Name of brokerage agency:

Name of broker:

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